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                                                                    Exhibit 16.1
                       [PLANTE & MORAN, LLP LETTERHEAD]



                                 June 24, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

     We were previously engaged as principal accountants to audit the financial statements of Voyager.net, Inc. (formerly known as Voyager Information Networks, Inc.) as of and for the year ended December 31, 1996 and 1997. Our appointment as principal accountants was terminated. We have read Voyager.net, Inc.'s disclosure statements regarding our engagement as its principal accountants and the termination of our relationship, as included in its amended Form S-1 dated June 11, 1999. We agree with all such statements.

                              Very truly yours,

                              Plante & Moran, LLP

                              /s/ Mary J. Schafer

                              Mary J. Schafer, CPA
                              Partner